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                                                                    EXHIBIT 23.2

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 No. 333-_____) and related Prospectus of Amdocs Limited for the registration of 7,259,224 shares of its ordinary shares and to the incorporation therein of our report dated February 16, 1999, with respect to the financial statements and schedules of International Telecommunications Data Systems, Inc. included in the Registration Statement (Form F-3/A No. 333-86609) and related Prospectus of Amdocs Limited for the registration of 20,700,000 shares of its ordinary shares filed with the Securities Exchange Commission on October 4, 1999 and incorporated herein by reference from its Report of Foreign Private Issuer (Form 6-K) filed with the Securities and Exchange Commission on December 13, 1999.

                                       /s/ Ernst & Young LLP

Stamford, Connecticut
March 14, 2001